SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                          DATED MARCH 1, 2017 BETWEEN
                      THE ADVISORS' INNER CIRCLE FUND III
                                      AND
                            NORTHPOINTE CAPITAL LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                                                     RATE
--------------------------------------------------------------------------------
NorthPointe Small Cap Value Fund                                         0.75%
NorthPointe Large Cap Value Fund                                         0.35%




                                        THE ADVISORS' INNER CIRCLE FUND III

                                        By: /s/ Dianne Descoteaux
                                            ---------------------
                                        Name: Dianne Descoteaux
                                        Title: VP & Secretary

                                        NORTHPOINTE CAPITAL LLC

                                        By: /s/ Michael P. Hayden
                                            ---------------------
                                        Name: Michael P. Hayden
                                        Title: Chief Executive Officer



                                      A-1